FORM 2d

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                                    BERMUDA
                             THE COMPANIES ACT 1981

                          MEMORANDUM OF CONTINUANCE OF
                           COMPANY LIMITED BY SHARES
                               (Section 132C(2))

                           MEMORANDUM OF CONTINUANCE
                                       OF
                    American Capital Access Holdings Limited
                   (hereinafter referred to as the "Company")

1.   The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.   The Company is an exempted company as defined by the Companies Act 1981.

3.   The authorised share capital of the Company is US$2,000,000 divided into shares of US$0.10 each. The minimum subscribed share capital of the Company is US$12,000.

4.   The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding ______________ in all, including the following parcels:-

     N/A.

5.   Details of Incorporation:

     The Company was incorporated under the name "American Capital Access
     Holdings (Arizona), Incorporated," in the State of Arizona, United States
     of America; on June 21, 2002, as a wholly-owned subsidiary of "American
     Capital Access Holdings, Incorporated", a corporation which was incorporated in the State of Wyoming United States of America on January 3,
     1997, and reincorporated into the State of Delaware, United States of
     America, on June 6, 2001. American Capital Access Holdings, Incorporated
     merged with and into American Capital Access Holdings (Arizona),
     Incorporated, which as the surviving corporation, changed its name to
     "American Capital Access Holdings, Incorporated" and then to "American
     Capital Access Holdings Limited".

6.   The objects of the Company from the date of continuance are:-

     1.   to act and or to perform all the functions of a holding company in all its branches and to coordinate the policy and administration of (i)
          any entity or entities wherever incorporated, established or carrying on business which are in any manner directly or indirectly owned or controlled by the Company or by the same entity in any manner directly or indirectly owning or controlling the Company or (ii) any group of which the Company or any such entity owned or controlled by, or under common ownership or control with, the Company is a member;

     2.   to provide and or procure financing and financial investment, management and advisory services and administrative services to any entity in which the Company owns, directly or indirectly an equity interest (regardless of whether the same carries any voting rights or preferred rights or restrictions); and, in connection with any of the foregoing, to provide and or procure credit, credit enhancement, financial accommodation, guarantees, loans and or advances with or without interest or benefit to the Company to any such entity and to lend to, deposit with and or charge or otherwise encumber in favour of any financial institution, fund and or trust, all or any property of the Company and or any interest therein to provide security or collateral for any financing provided to any such entity;

     3.   to act as an investment company and for that purpose to acquire, hold upon any terms, either in the name of the Company or that of any nominee, personal property of all kinds, including without limitation, shares, stock, debentures, debenture stock, ownership interests, swaps, hedging securities (including put and call options) annuities, notes, mortgages, bonds, obligations and other securities, foreign exchange, foreign currency deposits and commodities, issued or guaranteed by any company, partnership or other entity wherever incorporated, established or carrying on business, or by any government, sovereign, ruler, commissioners, public body or authority, supreme, municipal, local or otherwise, by original subscription, tender, purchase, exchange, underwriting, participation in syndicates or in any other manner and whether or not fully paid up, and to make payments thereon as called up or in advance of calls or otherwise and to subscribe for the same, whether conditionally or absolutely, and to hold the same with a view to investment, but with the power to vary any investments, and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof, and to invest and deal with the moneys of the Company upon such securities and in such manner as may be from time to time determined (including, without limitation, entering into, investing in and reinvesting in futures and forward contracts, derivative financial investments, foreign exchange contracts and related options thereon);

     4.   to create, enter into, undertake, procure, arrange for, acquire by purchase or otherwise, hold, sell or otherwise dispose of, trade and or otherwise deal in, whether on a speculative basis or otherwise, all and or any kind of (including without limitation all and or any combinations of) (a) instrument or contract to pay or not to pay a sum of money or render money's worth on the happening of event or events, specified date or dates or the expiration of period or periods of time or activity, (b) derivative instrument or contract, and (c)
          instrument or contract structured or intended as, or having, the purpose or intended purpose of securing a profit or avoiding a loss
          (i) by reference to fluctuations in the value or price of property of any description, or in an index, or other factor or factors, specified for that purpose in the instrument or contract, or (ii) based on the happening of particular event or events, specified date or dates or expiration of period or periods of time or activity specified for that purpose in the instrument or contract, and including, without limitation of the foregoing, all and or

          any kind of (including without limitation all and or any combinations
          of) option, swap option contract, bond, warrant, debenture, equity, forward exchange contract, forward rate contract, future, hedge, security, note, certificate of deposit, unit, guarantee and or financial instrument;

     5.   designing and manufacturing of goods of all kinds;

     6.   mining and quarrying and exploration for metals, minerals, fossil fuel and precious stones of all kinds and their preparation for sale or use;

     7.   exploring for, the drilling for, the moving, transporting and refining petroleum and hydro carbon products including oil and oil products;

     8.   scientific research including the improvement discovery and development of processes, inventions, patents and designs and the construction, maintenance and operation of laboratories and research centres;

     9.   land, sea and air undertakings including the land, ship and air carriage of passengers, mails and goods of all kinds;

     10.  ships and aircraft owners, managers, operators, agents, builders and repairers;

     11.  acquiring, owning, selling, chartering, repairing or dealing in ships and aircraft;

     12.  travel agents, freight contractors and forwarding agents;

     13.  dock owners, wharfingers, warehousemen;

     14.  ship chandlers and dealing in rope, canvas oil and ship stores of all kinds;

     15.  all forms of engineering;

     16.  farmers, livestock breeders and keepers, graziers, butchers, tanners and processors of and dealers in all kinds of live and dead stock, wool, hides, tallow, grain, vegetables and other produce;

     17.  acquiring by purchase or otherwise and holding as an investment inventions, patents, trade marks, trade names, trade secrets, designs and the like;

     18.  buying, selling, hiring, letting and dealing in conveyances of any sort;

     19.  employing, providing, hiring out and acting as agent for artists, actors, entertainers of all sorts, authors, composers, producers, engineers and experts or specialists of any kind;

     20.  to acquire by purchase or otherwise and hold, sell, dispose of and deal in real property situated outside Bermuda and in personal property of all kinds wheresoever situated; and

     21.  to enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence.

7.   Powers of the Company

     1.   The Company shall, pursuant to the Section 42 of the Companies Act
          1981, have the power to issue preference shares which are, at the option of the holder, liable to be redeemed.

     2.   The Company shall, pursuant to Section 42a of the Companies Act 1981, have the power to purchase its own shares.

Signed by duly authorized persons in the presence of at least one witness attesting the signature thereof:-

/s/ Kathleen G. Cully                       /s/ David J. Webb
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(Authorised persons)                        (Witnesses)

Dated this 13th day of November, 2002

FORM NO. 1a

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                                    BERMUDA

                             THE COMPANIES ACT 1981

                                    CONSENT

                             Pursuant to Section 4A

In exercise of the powers conferred upon him by section 4A of the Companies
Act 1981, the Minister of Finance hereby gives his consent to:-

                    American Capital Access Holdings Limited

to carry on restricted business activities in accordance with the Companies Act
1981.

Dated this       15th         day of             NOVEMBER             2002

                                                             /s/ Eugene Cox
                                                             MINISTER OF FINANCE